UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 23, 2015

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

The information included or incorporated by reference in Item 2.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference into this Item 1.01 of this Current Report.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Indenture and 2023 Notes

As previously disclosed in a Current Report on Form 8-K filed by Jones Energy, Inc. (the “Company”) with the Securities and Exchange Commission on February 13, 2015, Jones Energy Holdings, LLC (“JEH LLC”), Jones Energy Finance Corp. (the “Co-Issuer” and, together with JEH LLC, the “Issuers”), the Company and JEH LLC’s material subsidiaries, other than the Co-Issuer (together with the Company, the “Guarantors”) entered into a note purchase agreement (the “Purchase Agreement”) with affiliates of GSO Capital Partners LP and Magnetar Capital LLC, as purchasers (collectively, the “Purchasers”), pursuant to which the Issuers agreed to sell $250,000,000 in aggregate principal amount of the Issuers’ 9.25% Senior Notes due 2023 (the “2023 Notes”).

On February 23, 2015, pursuant to the Purchase Agreement, the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee, entered into an Indenture pursuant to which the Issuers issued the 2023 Notes. The 2023 Notes are general unsecured senior obligations of the Issuers. The 2023 Notes are unconditionally guaranteed jointly and severally on a senior unsecured basis by the Guarantors and certain future subsidiaries of the Issuers. The 2023 Notes rank equal in right of payment with all existing and future senior indebtedness of the Issuers, and senior in right of payment to any future subordinated indebtedness of the Issuers. The 2023 Notes are effectively junior in right of payment to any secured indebtedness of the Issuers to the extent of the collateral securing such indebtedness, and to any indebtedness and other liabilities of any non-guarantor subsidiaries. The guarantees rank equal in right of payment with all existing and future senior indebtedness of the Guarantors, and senior in right of payment to any future subordinated indebtedness of the Guarantors. The guarantees are effectively junior in right of payment to any secured indebtedness of the Guarantors to the extent of the collateral securing such indebtedness.

Interest and Maturity

The 2023 Notes will mature on March 15, 2023 and interest on the 2023 Notes is payable in cash semi-annually in arrears on each March 15 and September 15, commencing September 15, 2015. Interest will be payable to holders of record on the March 1 and September 1 immediately preceding the related interest payment date, and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

At any time prior to March 15, 2018, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of 2023 Notes issued under the Indenture at a redemption price of 109.250% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), using the net cash proceeds of an equity offering by the Company, provided that:

•              at least 65% of the aggregate principal amount of 2023 Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding 2023 Notes held by JEH LLC and its subsidiaries); and

•              the redemption occurs within 180 days of the date of the closing of such equity offering.

Prior to March 15, 2018, the Issuers may redeem all or part of the 2023 Notes upon not less than 30 or more than 60 days’ notice, at a redemption price equal to the sum of:

•                                          the principal amount thereof, plus

•                                        the Applicable Premium (as defined in the Indenture) at the redemption date, plus

•                                        accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

On and after March 15, 2018, the Issuers may redeem all or a part of the 2023 Notes, upon not less than 30 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the applicable redemption date, on the 2023 Notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

YEAR	PERCENTAGE
2018	106.9375%
2019	104.6250%
2020	102.3125%
2021 and thereafter	100.0000%

Change of Control

If a change of control event occurs, each holder of 2023 Notes may require the Issuers to repurchase all or a portion of that holder’s 2023 Notes for cash at a price equal to 101% of the aggregate principal amount of the 2023 Notes repurchased, plus any accrued but unpaid interest on the notes repurchased, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the repurchase date).

Certain Covenants

The Indenture contains covenants that, among other things, limit the Issuers’ ability and the ability of their restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from the Company’s restricted subsidiaries to the Issuers; (vii) consolidate, merge or transfer all or substantially all of the Issuers’ assets; (viii)  engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

Upon a continuing event of default, the trustee or the holders of 25% of the principal amount of the 2023 Notes may declare the 2023 Notes immediately due and payable, except that a default resulting from a bankruptcy or insolvency with respect to the Company, JEH LLC or any restricted subsidiary of JEH LLC that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of JEH LLC, will automatically cause all 2023 Notes to become due and payable. Each of the following constitutes an event of default under the Indenture:

•              default for 30 days in the payment when due of interest on the 2023 Notes;

•              default in payment when due of the principal of, or premium, if any, on the 2023 Notes;

•              failure by the Issuers to comply with the covenant relating to consolidations, mergers or transfers of all or substantially all of the Issuers’ assets or failure by the Issuers to purchase notes when required pursuant to the asset sale or change of control provisions of the Indenture;

•              failure by the Company for 180 days after notice to comply with its reporting obligations under the Indenture;

•              failure by the Company, the Issuers or any restricted subsidiary for 60 days after notice to comply with any of the other agreements in the Indenture;

•              default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by the Company, JEH LLC or any of its restricted subsidiaries, if such default: (i) is caused by a failure to pay principal, interest or premium, if any, on said indebtedness within any applicable grace period; or (ii) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $50.0 million or more, subject to a cure provision;

•              failure by the Company, JEH LLC or any of its restricted subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•              any guarantee is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee; and

•              certain events of bankruptcy or insolvency described in the Indenture with respect to the Company, the Issuers or any of JEH LLC’s restricted subsidiaries that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of JEH LLC.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed with this Report as Exhibit 4.1 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance and sale of the 2023 Notes, on February 23, 2015, the Issuers and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Under the Registration Rights Agreement, the Issuers and the Guarantors agreed to use their commercially reasonable efforts to file with the United States Securities and Exchange Commission and cause to become effective a registration statement relating to an offer to issue new notes having terms substantially identical to the 2023 Notes in exchange for outstanding 2023 Notes within 360 days after the notes were issued. In certain circumstances, the Issuers and the Guarantors may be required to file a shelf registration statement to cover resales of the 2023 Notes. If the Issuers and the Guarantors fail to satisfy these obligations, JEH LLC may be required to pay additional interest to holders of the 2023 Notes under certain circumstances.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed with this Report as Exhibit 4.2 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

4.1                             Indenture, dated February 23, 2015, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2                             Registration Rights Agreement, dated February 23, 2015, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and the Purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: February 27, 2015	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
4.1	Indenture, dated February 23, 2015, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement, dated February 23, 2015, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and the Purchasers named therein.